Exhibit 99.1

OMNIQ’s AI-Based SeeControl™ Vehicle Recognition Systems (VRS) Software Receives Certification for

PlateTech 5.x and Higher Versions of SKIDATA Parking Solutions

●	SKIDATA has over 10,000 installations that provide secure and reliable access and entry control for people and vehicles

●	The certification enables integration of OMNIQ’s neural-network-based VRS solutions into the SKIDATA PARCS platform

SALT LAKE CITY, Nov. 24, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that the Company’s machine vision application software for vehicle recognition (VRS) and license plate recognition (LPR) has been certified to work with SKIDATA’s PlateTech.Logic LPR application programming interface (version 5.x and higher). The certification allows OMNIQ’s VRS and LPR hardware and software to be integrated into SKIDATA parking and revenue control solutions (PARCS) that use the PlateTech.Logic LPR platform.

Headquartered in Austria, SKIDATA AG is a global leader in developing and providing technology for access control and visitor management solutions. It has over 10,000 systems installed in major airports, cities, ski resorts, shopping centers, sport stadiums, amusement parks, trade fairs and events, allowing fast and secure access for people and vehicles. SKIDATA’s parking solution provides technology for smart, automated, stress-free and more profitable parking operations. The complete solution offers standard as well as customer-specific access systems, control and monitoring, report management, and other features.

OMNIQ’s SeeControl™ vehicle recognition solution, powered by OMNIQ’s proprietary AI-based, deep-learning neural network algorithm (“SeeNN™”), has been certified for PlateTech.Logic, SKIDATA’s LPR software platform. SeeNN algorithms imitate the human brain in pattern recognition and decision-making, and are capable of the highest level of performance for machine data detection analytics. With this certification, SeeControl VRS software, which transforms vehicle and license plate data into valuable real-time information for quick and effective decision-making, alerts and activity reporting, can now be further integrated into the latest versions of SKIDATA’s PARCS solution.

“We are proud to have our VRS software application certified for SKIDATA’s LPR platform,” said Shai Lustgarten, CEO of OMNIQ. “This enables us to integrate our hardware and software offerings into SKIDATA’s parking solution. Over the years, we have already established a mutually beneficial partnership with SKIDATA in implementing PARCS with LPR solutions at Dallas Fort Worth, Sacramento, Dallas Love Field, New Orleans and Detroit airports, among others, and we are very pleased to continue our collaboration for future projects.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994
IR@omniq.com